Contact:	610-337-1000	For Immediate Release:
	Will Ruthrauff, ext. 6571	August 2, 2017
Shelly Oates, ext. 3202

UGI Reports Fiscal 2017 Third Quarter Earnings

Recent Highlights

•	GAAP net loss attributable to UGI of $19.0 million, or $0.11 per diluted share, compared to net income of $60.7 million, or $0.34 per diluted share in the prior year

•	Adjusted net income attributable to UGI of $16.6 million, or $0.09 per diluted share, compared to $40.0 million, or $0.23 per diluted share in the prior year

•	Joint settlement petition for UGI PNG base rate case filed on June 30th

VALLEY FORGE, Pa., August 2 - UGI Corporation (NYSE: UGI) today reported a GAAP net loss attributable to UGI of $19.0 million, or $0.11 per diluted share, for the fiscal quarter ended June 30, 2017, compared to GAAP net income of $60.7 million, or $0.34 per diluted share, for the fiscal quarter ended June 30, 2016. Adjusted net income attributable to UGI was $16.6 million, or $0.09 per diluted share, compared to $40.0 million, or $0.23 per diluted share, for the quarters ended June 30, 2017 and 2016, respectively. Adjusted net income excludes the impact of unrealized gains and losses on commodity and certain foreign currency derivative instruments, integration expenses associated with the Finagaz acquisition, and losses on early extinguishments of debt.

Adjusted earnings were in line with historical third quarter levels although lower than the prior year due to two factors. Weather was warmer than the prior year for all UGI businesses, especially in the critical shoulder month of April which accounts for most of the heating degree days in the quarter. Additionally, the company experienced declining LPG costs in Europe in the prior year that provided a temporary margin increase, a trend which reversed in this quarter as propane and butane costs in Europe were 22% and 28% higher, respectively, than the prior-year levels. Partially offsetting the impact of weather and LPG costs were the impacts of customer growth across our utilities, new base rates at UGI Gas, higher peaking margin, growth in AmeriGas ACE and national accounts programs, and the realization of synergies from the Finagaz acquisition.

John L. Walsh, president and chief executive officer of UGI, commented, "Our teams did an outstanding job this quarter. By managing costs and maintaining our focus on operational efficiency we were able to meet the challenges of warm weather and higher commodity costs. In addition, we were pleased to mark progress on several growth projects. Our Midstream & Marketing business placed its Manning LNG facility into service on July 1st. Our Utility reached agreement on its PNG base rate case and filed a Joint Petition for Approval with the Pennsylvania PUC on June 30th. Under the terms of the settlement agreement, UGI PNG would be permitted to increase base rates by $11.25 million and we anticipate new rates going into effect in mid-October. Our UGI International business closed a small acquisition in Sweden and the pipeline of opportunities remains strong. Finally, AmeriGas marked strong growth in its cylinder exchange and national accounts programs and closed three acquisitions in the quarter."

Based on year-to-date results, UGI expects full year adjusted EPS to be at, or slightly below, its guidance range of $2.30 to $2.45.

UGI Reports Third Quarter Earnings	Page 2

Segment Performance (millions, except where otherwise indicated)
AmeriGas Propane1:

For the fiscal quarter ended June 30,	2017	2016	Increase (Decrease)
Revenues	$467.5	$446.7	$20.8	4.7%
Total margin (a)	$270.0	$275.9	$(5.9)	(2.1)%
Partnership operating and administrative expenses	$227.4	$217.2	$10.2	4.7%
Operating income	$4.6	$18.3	$(13.7)	(74.9)%
Partnership Adjusted EBITDA	$58.4	$64.6	$(6.2)	(9.6)%
Retail gallons sold	195.0	202.8	(7.8)	(3.8)%
Heating degree days - % (warmer) than normal	(11.7)%	(7.5)%
Capital expenditures	$20.9	$18.7	$2.2	11.8%

•
Retail gallons sold decreased due to temperatures that were 11.7% warmer than normal and 4.6% warmer than the prior year. Temperatures in the critical month of April were 17.1% warmer than normal and 10.6% warmer than the prior year.

•	Total margin decreased primarily reflecting the decrease in retail volumes sold, partially offset by slightly higher retail unit margin.

•
Partnership operating and administrative expenses were higher than the prior year reflecting a $7.5 million environmental accrual associated with the site of a former manufactured gas plant, a settlement with one of AmeriGas' insurance carriers ($5.5 million), partially offset by lower group insurance expenses ($2.2 million).

•	Partnership Adjusted EBITDA decreased principally reflecting the lower total margin.

1 UGI, through subsidiaries, is the sole General Partner and owns 26% of AmeriGas Partners, L.P.

UGI International:

For the fiscal quarter ended June 30,	2017	2016	Increase (Decrease)
Revenues	$351.3	$395.5	$(44.2)	(11.2)%
Total margin (a)	$173.1	$215.8	$(42.7)	(19.8)%
Operating and administrative expenses	$141.1	$154.9	$(13.8)	(8.9)%
Operating income	$0.5	$33.5	$(33.0)	(98.5)%
(Loss) income before income taxes	$(5.2)	$27.7	$(32.9)	(118.8)%
Finagaz integration expenses	$7.0	$4.5	$2.5	55.6%
Adjusted income before income taxes	$1.8	$32.2	$(30.4)	(94.4)%
Retail gallons sold	158.6	169.9	(11.3)	(6.7)%
Heating degree days - % (warmer) than normal	(13.7)%	(6.1)%
Capital expenditures	$19.1	$25.9	$(6.8)	(26.3)%
Base-currency results are translated into U.S. dollars based upon exchange rates experienced during the reporting periods. During the 2017 period, the euro was approximately 2% weaker versus the U.S. dollar, and the British pound sterling was approximately 10% weaker, compared with the prior-year period. The effects of the weaker currencies did not negatively impact UGI International net income due to gains on foreign currency contracts.

•	Total retail gallons sold were lower than the prior year, principally reflecting the effects of weather that was approximately 13.7% warmer than normal and 8.1% warmer than the prior-year period.

•	Total margin was lower than the prior year primarily due to lower average retail unit margins and the lower volume.

•
Operating expenses decreased primarily due to lower expenses in France reflecting expense synergies associated with the Finagaz acquisition, lower maintenance and logistics expenses, and the translation effects of weaker currencies, offset in part by higher integration expenses.

•	Operating income and income before taxes decreased reflecting the lower total margin partially offset by the lower operating and administrative expenses.

UGI Reports Third Quarter Earnings	Page 3

Midstream & Marketing:

For the fiscal quarter ended June 30,	2017	2016	Increase (Decrease)
Revenues	$222.8	$166.0	$56.8	34.2%
Total margin (a)	$33.4	$41.9	$(8.5)	(20.3)%
Operating and administrative expenses	$23.1	$22.7	$0.4	1.8%
Operating income	$2.8	$11.3	$(8.5)	(75.2)%
Income before income taxes	$3.3	$10.9	$(7.6)	(69.7)%
Heating degree days - % (warmer) colder than normal	(22.9)%	4.3%
Capital expenditures	$21.7	$36.3	$(14.6)	(40.2)%

•	Temperatures across Midstream & Marketing's service territory were 22.9% warmer than normal and 26.1% warmer than the prior year.

•
Revenues increased reflecting higher natural gas revenues partially offset by lower capacity management revenues; the increase in natural gas revenues principally reflects the effects of higher volumes due to customer growth.

•
Total margin decreased principally reflecting lower capacity management total margin ($8.4 million) due to higher fixed demand charges and lower HVAC total margin, partially offset by higher peaking and storage margin.

•
Operating income and income before taxes decreased primarily reflecting the decrease in total margin, higher depreciation expenses, and slightly higher total operating and administrative expenses, partially offset by other income largely attributable to allowance for funds used during construction ("AFUDC") associated with pipeline expenditures.

UGI Utilities:

For the fiscal quarter ended June 30,	2017	2016	Increase (Decrease)
Revenues	$146.6	$140.3	$6.3	4.5%
Total margin (a)	$93.6	$94.8	$(1.2)	(1.3)%
Operating and administrative expenses	$52.0	$46.1	$5.9	12.8%
Operating income	$27.7	$29.8	$(2.1)	(7.0)%
Income before income taxes	$17.5	$20.7	$(3.2)	(15.5)%
Gas Utility system throughput - billions of cubic feet
Core market	8.7	10.3	(1.6)	(15.5)%
Total	46.5	43.6	2.9	6.7%
Gas Utility heating degree days - % (warmer) colder than normal	(21.2)%	11.9%
Capital expenditures	$79.1	$56.5	$22.6	40.0%

•
Gas Utility service territory experienced temperatures that were approximately 21.2% warmer than normal and nearly 30% warmer than the prior year; weather in the important month of April was 43.6% warmer than the prior year.

•	Total Gas Utility distribution system throughput increased reflecting higher large firm delivery service, partially offset by lower core market volumes reflecting the effects of the warmer weather.

•
Total margin decreased primarily reflecting lower Gas Utility total margin from core market customers due to lower core market throughput, partially offset by the increase in UGI Gas base rates, and higher large firm delivery service margin.

•	Operating and administrative expenses were higher than the prior year primarily due to higher customer accounts and slightly higher distribution and other operating expenses.

•
Operating income decreased reflecting the lower total margin, higher operating expenses and higher depreciation and amortization expenses, partially offset by a $5.8 million environmental insurance settlement.

(a)
Total margin represents total revenue less total cost of sales and excludes pre-tax gains and losses on commodity derivative instruments not associated with current period transactions. In the case of UGI Utilities, total margin is reduced by revenue-related taxes.

UGI Reports Third Quarter Earnings	Page 4

About UGI
UGI is a distributor and marketer of energy products and services. Through subsidiaries, UGI operates natural gas and electric utilities in Pennsylvania, distributes propane both domestically and internationally, manages midstream energy and electric generation assets in Pennsylvania, and engages in energy marketing in ten states and the District of Columbia. UGI, through subsidiaries, is the sole General Partner and owns 26% of AmeriGas Partners, L.P. (NYSE:APU), the nation's largest retail propane distributor.

UGI Corporation will hold a live Internet Audio Webcast of its conference call to discuss fiscal 2017 third quarter earnings and other current activities at 9:00 AM ET on Thursday, August 3, 2017. Interested parties may listen to the audio webcast both live and in replay on the Internet at http://www.ugicorp.com/investor-relations/events-and-presentations/default.aspx or at the company website http://www.ugicorp.com under Investor Relations. A telephonic replay will be available from 12:00 PM ET on August 3rd through 11:59 PM ET on August 10th. The replay may be accessed at (855) 859-2056, and internationally at (404) 537-3406, conference ID 5913522.

Comprehensive information about UGI Corporation is available on the Internet at http://www.ugicorp.com.

This press release contains certain forward-looking statements that management believes to be reasonable as of today’s date only. Actual results may differ significantly because of risks and uncertainties that are difficult to predict and many of which are beyond management’s control. You should read UGI’s Annual Report on Form 10-K for a more extensive list of factors that could affect results. Among them are adverse weather conditions, cost volatility and availability of all energy products, including propane, natural gas, electricity and fuel oil, increased customer conservation measures, the impact of pending and future legal proceedings, liability for uninsured claims and for claims in excess of insurance coverage, domestic and international political, regulatory and economic conditions in the United States and in foreign countries, including the current conflicts in the Middle East, and foreign currency exchange rate fluctuations (particularly the euro), changes in Marcellus Shale gas production, the availability, timing and success of our acquisitions, commercial initiatives and investments to grow our business, our ability to successfully integrate acquired businesses and achieve anticipated synergies, and the interruption, disruption, failure, malfunction, or breach of our information technology systems, including due to cyber-attack. UGI undertakes no obligation to release revisions to its forward-looking statements to reflect events or circumstances occurring after today.

UGI CORPORATION
REPORT OF EARNINGS
(Millions of dollars, except per share)
(Unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,		Twelve Months Ended June 30,
	2017	2016	2017	2016	2017	2016
Revenues:
AmeriGas Propane	$467.5	$446.7	$2,008.3	$1,918.3	$2,401.8	$2,336.5
UGI International	351.3	395.5	1,511.1	1,552.4	1,827.5	1,931.5
Midstream & Marketing	222.8	166.0	916.3	691.7	1,091.2	885.1
UGI Utilities	146.6	140.3	768.0	660.3	876.2	770.5
Corporate & Other (a)	(34.7)	(17.7)	(196.9)	(113.2)	(213.7)	(131.3)
Total revenues	$1,153.5	$1,130.8	$5,006.8	$4,709.5	$5,983.0	$5,792.3
Operating income (loss):
AmeriGas Propane	$4.6	$18.3	$373.8	$398.3	$331.8	$388.5
UGI International	0.5	33.5	210.4	230.1	186.9	225.0
Midstream & Marketing	2.8	11.3	134.6	132.0	149.3	150.4
UGI Utilities	27.7	29.8	226.3	192.6	234.6	195.8
Corporate & Other (a)	(38.4)	62.8	31.5	123.6	(14.6)	110.3
Total operating (loss) income	(2.8)	155.7	976.6	1,076.6	888.0	1,070.0
Income (loss) from equity investees	0.9	—	3.0	(0.1)	2.9	(0.2)
Loss on extinguishments of debt	(4.4)	(37.1)	(59.7)	(37.1)	(71.5)	(37.1)
Losses on foreign currency contracts, net	(16.2)	—	(16.1)	—	(16.1)	—
Interest expense:
AmeriGas Propane	(40.6)	(40.9)	(120.6)	(122.7)	(162.0)	(163.1)
UGI International	(5.6)	(5.8)	(15.2)	(18.8)	(20.8)	(25.0)
Midstream & Marketing	(0.3)	(0.4)	(1.6)	(1.7)	(2.0)	(2.2)
UGI Utilities	(10.2)	(9.1)	(30.5)	(27.9)	(40.2)	(37.8)
Corporate & Other, net (a)	(0.1)	(0.2)	(0.1)	(0.5)	(0.3)	(0.7)
Total interest expense	(56.8)	(56.4)	(168.0)	(171.6)	(225.3)	(228.8)
(Loss) income before income taxes	(79.3)	62.2	735.8	867.8	578.0	803.9
Income tax benefit (expense) (b)	17.1	(33.6)	(195.3)	(263.3)	(153.2)	(251.9)
Net (loss) income including noncontrolling interests	(62.2)	28.6	540.5	604.5	424.8	552.0
Add net loss (deduct net income) attributable to noncontrolling interests, principally in AmeriGas Partners, L.P.	43.2	32.1	(108.9)	(196.0)	(37.0)	(152.7)
Net (loss) income attributable to UGI Corporation	$(19.0)	$60.7	$431.6	$408.5	$387.8	$399.3
Earnings (loss) per share attributable to UGI shareholders:
Basic	$(0.11)	$0.35	$2.49	$2.36	$2.23	$2.31
Diluted	$(0.11)	$0.34	$2.44	$2.33	$2.19	$2.28
Weighted Average common shares outstanding (thousands):
Basic	173,742	173,395	173,625	172,954	173,654	173,029
Diluted	173,742	175,974	177,125	175,260	177,198	175,319
Supplemental information:
Net income (loss) attributable to UGI Corporation:
AmeriGas Propane	$(1.4)	$(4.5)	$47.2	$53.4	$37.0	$52.4
UGI International	(2.0)	19.2	165.6	132.3	144.9	125.2
Midstream & Marketing	3.0	6.8	83.1	77.2	93.0	88.2
UGI Utilities	10.7	12.6	120.1	99.2	118.3	94.6
Corporate & Other (a)	(29.3)	26.6	15.6	46.4	(5.4)	38.9
Total net (loss) income attributable to UGI Corporation	$(19.0)	$60.7	$431.6	$408.5	$387.8	$399.3

(a)
Corporate & Other includes, among other things, net gains and (losses) on commodity and certain foreign currency derivative instruments not associated with current-period transactions and the elimination of certain intercompany transactions.

(b)
Income tax expense for the nine and twelve months ended June 30, 2017 includes the beneficial impact of a $27.4 million adjustment to net deferred income tax liabilities associated with a change in the French income tax rate and an income tax settlement refund of $6.7 million, plus interest, in France.

UGI CORPORATION
REPORT OF EARNINGS
(Millions of dollars, except per share)
(Unaudited)
Non-GAAP Financial Measures - Adjusted Net Income Attributable to UGI and Adjusted Diluted Earnings Per Share

Management uses "adjusted net income attributable to UGI" and "adjusted diluted earnings per share," both of which are non-GAAP financial measures, when evaluating UGI's overall performance. For the periods presented, adjusted net income attributable to UGI is net income attributable to UGI Corporation after excluding net after-tax gains and losses on commodity and certain foreign currency derivative instruments not associated with current period transactions (principally comprising changes in unrealized gains and losses on derivative instruments), Finagaz integration expenses, losses associated with extinguishments of debt and the impact on net deferred tax liabilities from a change in French corporate income tax rate. Volatility in net income at UGI can occur as a result of gains and losses on commodity and certain foreign currency derivative instruments not associated with current period transactions but included in earnings in accordance with U.S. generally accepted accounting principles ("GAAP").

Non-GAAP financial measures are not in accordance with, or an alternative to, GAAP and should be considered in addition to, and not as a substitute for, the comparable GAAP measures. Management believes that these non-GAAP measures provide meaningful information to investors about UGI’s performance because they eliminate the impact of (1) gains and losses on commodity and certain foreign currency derivative instruments not associated with current-period transactions and (2) other significant discrete items that can affect the comparison of period-over-period results.

The following table reconciles net income attributable to UGI Corporation, the most directly comparable GAAP measure, to adjusted net income attributable to UGI Corporation, and reconciles diluted earnings per share, the most comparable GAAP measure, to adjusted diluted earnings per share, to reflect the adjustments referred to above:

	Three Months Ended June 30,		Nine Months Ended June 30,		Twelve Months Ended June 30,
	2017	2016	2017	2016	2017	2016
Adjusted net income attributable to UGI Corporation:
Net (loss) income attributable to UGI Corporation	$(19.0)	$60.7	$431.6	$408.5	$387.8	$399.3
Net losses (gains) on commodity derivative instruments not associated with current-period transactions (net of tax of ($12.6), $18.0, $22.2, $32.4, $3.3 and $29.2, respectively) (1)(2)	19.8	(29.6)	(29.3)	(55.6)	(3.6)	(48.5)
Unrealized losses on foreign currency derivative instruments (net of tax of $(5.5), $0.0, $(5.6), $0.0, $(5.6) and $0.0, respectively) (2)	10.5	—	10.5	—	10.5	—
Loss on extinguishments of debt (net of tax of $(0.4), $(3.9), $(6.1), $(3.9), $(7.3) and $(3.9), respectively) (2)	0.7	6.1	9.6	6.1	11.4	6.1
Integration expenses associated with Finagaz (net of tax of $(2.4), $(1.7), $(7.5), $(5.9), $(12.2) and $(8.3), respectively) (2)	4.6	2.8	14.3	9.6	22.0	13.6
Impact from change in French tax rate	—	—	(27.4)	—	(27.4)	—
Adjusted net income attributable to UGI Corporation	$16.6	$40.0	$409.3	$368.6	$400.7	$370.5

Adjusted diluted earnings per share (3):
UGI Corporation (loss) earnings per share - diluted	$(0.11)	$0.34	$2.44	$2.33	$2.19	$2.28
Net losses (gains) on commodity derivative instruments not associated with current-period transactions (1)	0.10	(0.16)	(0.17)	(0.31)	(0.02)	(0.28)
Unrealized losses on foreign currency derivative instruments	0.06	—	0.06	—	0.06	—
Loss on extinguishments of debt (1)	0.01	0.03	0.05	0.03	0.06	0.03
Integration expenses associated with Finagaz	0.03	0.02	0.08	0.05	0.12	0.08
Impact from change in French tax rate	—	—	(0.15)	—	(0.15)	—
Adjusted diluted earnings per share	$0.09	$0.23	$2.31	$2.10	$2.26	$2.11
(1)    Includes the impact of rounding.

(2)	Income taxes associated with pre-tax adjustments determined using statutory business unit tax rates.

(3)	Adjusted diluted earnings per share for the three months ended June 30, 2017 are based upon fully diluted shares of 177.298 million.